UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

May 19, 2005
Date of report (Date of earliest event reported)

ACCERIS COMMUNICATIONS INC.

(Exact Name of Registrant as Specified in its Charter)

FLORIDA
(State of Other Jurisdiction of
Incorporation or Organization)

0-17973	59-2291344
(Commission File No.)	(I.R.S. Employer Identification No.)

1001 Brinton Road, Pittsburgh, PA 15221
(Address of Principal Executive Offices and Zip Code)

(412) 244-2100
(Registrants Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Acceris Communications Inc., a Florida corporation (“ACI” or the “Company”), its wholly-owned subsidiary Acceris Communications Corp., a Delaware corporation (“ACC”), and its majority stockholder, Counsel Corporation (“Counsel”) (Counsel together with ACI and ACC, the “Sellers”), entered into an Asset Purchase Agreement, dated as of May 19, 2005 (“APA”) to sell substantially all of the assets and to transfer certain liabilities of ACC to Acceris Management and Acquisition LLC, a Minnesota limited liability company and wholly-owned subsidiary of North Central Equity LLC (“NCE”) (“Buyer”) (NCE and Buyer are collectively described as “North Central Equity”). NCE is a Minnesota-based privately owned holding company, established in 2004, with experience in the telecommunications industry. In addition, the parties executed the MSA, Security Agreement, Note, Proxy and Guaranty (all defined and described herein). Copies of the APA, MSA, Security Agreement, Note, Proxy and Guaranty are attached as Exhibits 10.1, 10.2, 10.4, 10.5, 10.6 and 10.7 hereto, respectively. All readers of this Current Report are encouraged to read the entire texts of these agreements.

On May 16, 2005, Counsel agreed to extend the maturity dates of all outstanding and future loans, payable by ACI to Counsel, to December 31, 2006 from their current maturity of April 30, 2006. All other terms of the loan agreements remain in full force and effect. The extension is subject to the legal closing of the APA (the “Condition Precedent”). On May 16, 2005, Counsel also agreed to extend its Keep Well agreement (the “Keep Well”) with ACI, which was scheduled to expire on June 30, 2005, to December 31, 2006. The Keep Well requires Counsel to fund, through long-term inter company advances or equity contributions, all capital investment, working capital or other operational cash requirements of ACI. The extension of the Keep Well is also subject to the Condition Precedent described above. A copy of the letter documenting the extensions is attached as Exhibit 10.3 hereto. All readers of this Current Report are encouraged to read the entire text of the letter.

On May 16, 2005, ACI modified its compensation arrangement with Mr. Allan Silber in his capacity as Chief Executive Officer of ACI. Effective July 1, 2005, Mr. Silber’s annual compensation will be reduced from a base salary of $275,000, plus a discretionary bonus of 100% of the base salary, to $137,500, plus a discretionary bonus of 100% of the base salary. The foregoing modification was made in light of the reduced complexity of Acceris’ business following the expected disposition of its telecommunications business. A copy of the letter documenting the modification is attached as Exhibit 10.3 hereto. All readers of this Current Report are encouraged to read the entire text of the letter.

Asset Purchase Agreement

On May 19, 2005, ACI, with the assistance and guidance of its independent advisors, CIT Capital Securities LLC (“CIT Capital Securities”), completed an evaluation of ACI’s future business direction. Based upon its review and consideration of the analysis prepared by management and CIT Capital Securities, the Board of Directors (the “Board”) has elected to dispose of ACI’s telecommunications business in the asset sale transaction described below.

The evaluation process which led to the disposition decision commenced in June 2004. CIT Capital Securities, along with ACI’s management, examined the markets in which the telecommunications business operates to assess potential merger and acquisition opportunities. In this process ACI contacted approximately 100 potential partners. Having assessed various market opportunities, ACI management's negotiations with a number of potential targets, and with ACI management’s recommendation, the Board has determined that the proposed transaction was in the best interests of ACI’s stockholders.

The Buyer and the Sellers entered into the APA to sell substantially all of the assets and to transfer certain liabilities of ACC to the Buyer. The assets included in the asset sale transaction include substantially all of the assets of the telecommunications segment (the “Acquired Assets”) as reported by ACI in its Annual Report on Form 10-K for the year ended December 31, 2004, with a book value as at April 30, 2005 of approximately $19.2 million1. The consideration for the Acquired Assets and operations is the Buyer’s assumption of certain designated liabilities of the telecommunications segment in the aggregate amount of approximately $24.2 million2. This transaction will result in an estimated gain on disposition of $5.0 million, excluding closing costs. In addition, any funding provided by NCE under the MSA would constitute additional purchase consideration at legal closing. Such amounts are not estimable at this time.

The APA also contains indemnification, non-solicitation and other provisions customary for agreements of this nature.

Closing of the APA is contingent upon obtaining the approval of the ACI stockholders, the approval of the Federal Communications Commission and various state public utilities commissions, the approval of ACI’s and ACC's senior and subordinated lenders (as applicable), and other customary closing conditions. The transaction is expected to close by September 30, 2005. The absence of these approvals at this stage presents transaction risks. Accordingly, the transaction does not meet the conditions of “discontinued operations” for accounting purposes.

The foregoing is a summary description of the terms of the APA and by its nature is incomplete. It is qualified in its entirety by the text of the APA, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K. All readers of this Current Report are encouraged to read the entire text of the APA attached hereto.

Break-up Fee and Related Agreements

The APA, among other things, contemplates a secured break-up fee in the event of termination or if the parties otherwise fail to close on the transaction contemplated therein. The parties to the APA executed several ancillary agreements relating to the break-up fee provisions of the APA, which agreements are described herein below.

A.  Security Agreement. Under the terms and provisions of a Security Agreement by and between ACC and ACI, on the one hand, and the Buyer, on the other hand, dated as of the execution date of the APA (the “Security Agreement”), ACC and ACI granted to the Buyer a security interest in all of ACI’s and ACC’s assets and property and certain other assets as set forth in the Security Agreement, including (without limitation):

•
accounts, documents, instruments, investment property, letter-of-credit rights, letters of credit, chattel paper, general intangibles, other rights to payment, deposit accounts, money, patents, patent applications, trademarks, trademark applications, copyrights, copyright applications, trade names, other names, software, payment intangibles, inventory, equipment, and fixtures;

1.
	Cash	$584,694
	Accounts receivable	11,518,725
	Other current assets	1,475,310
		$13,578,728

	Furniture, fixtures and equipment, net	$2,690,845
	Intangible assets, net	1,094,839
	Goodwill	947,287
	Other long term assets	882,913
		$5,615,883

	Total assets disposed	$19,194,611

2.
	Revolving credit facility	$3,533,180
	Accounts payable and accrued liabilities	18,215,247
	Unearned revenue	883,754
	Notes payable	763,611
	Obligations under capital leases	808,777
	Total liabilities assumed	$24,204,569

•	accessions, additions and improvements to, replacements of, and substitutions for any of the foregoing;

•	all products and proceeds of any of the foregoing; and

•	books, records and data in any form relating to any of the foregoing.

ACC and ACI granted the security interest in the above-referenced assets to secure the payment and performance of their obligations. ACC’s or ACI’s failure to pay their respective obligations when due constitutes an “event of default”, which, in turn, triggers remedies available to the Buyer under the terms of the Security Agreement and applicable commercial laws. The foregoing is a summary description of the terms of the Security Agreement and by its nature is incomplete. It is qualified in its entirety by the text of such Security Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K. All readers of this Current Report are encouraged to read the entire text of the Security Agreement attached hereto.

B.  Secured Promissory Note.  In addition, ACC and ACI executed a Secured Promissory Note (the “Note”) payable to the Buyer in a principal sum equal to (a) any advances made by the Buyer to ACC which were made in connection with any written agreements between the parties, less the amount of any such advances already recovered by the Buyer; plus (b) an amount equal to ACC’s net income from the period beginning on April 30, 2005 and ending on APA’s termination date; plus (c) an amount equal to 5% of ACC’s net income during the same period. No interest shall accrue on the principal amount of the Note. The foregoing is a summary description of the terms of the Note and by its nature is incomplete. It is qualified in its entirety by the text of the Note, a copy of which is filed as Exhibit 10.5 to this Current Report on Form 8-K. All readers of this Current Report are encouraged to read the entire text of the Note attached hereto.

C.  Irrevocable Proxy. Further, under the terms and provisions of an Irrevocable Proxy (the “Proxy”) by and between Counsel and the Buyer, Counsel agreed to vote all of its security interest in ACI in favor of the asset sale transaction at any meetings of the ACI stockholders called to consider and vote to approve the transaction. As of the date hereof, Counsel beneficially owns 17,517,269 shares, or approximately 92%, of ACI’s outstanding stock. The foregoing is a summary description of the terms of the Proxy and by its nature is incomplete. It is qualified in its entirety by the text of such Proxy, a copy of which is filed as Exhibit 10.6 to this Current Report on Form 8-K. All readers of this Current Report are encouraged to read the entire text of the Proxy attached hereto.

D.  Guaranty. Counsel executed a Guaranty (the “Guaranty”) in favor of the Buyer as security for ACI’s and ACC’s obligations under the Note whereby it absolutely and unconditionally guaranteed to the Buyer such payments and performance when due and payable. The foregoing is a summary description of the terms of the Guaranty and by its nature is incomplete. It is qualified in its entirety by the text of such Guaranty, a copy of which is filed as Exhibit 10.7 to this Current Report on Form 8-K. All readers of this Current Report are encouraged to read the entire text of the Guaranty attached hereto.

Management Services Agreement

On May 19, 2005, the Buyer, on the one hand, and ACC and ACI, on the other hand, executed a Management Services Agreement (the “MSA”), wherein the Buyer, on an exclusive basis, agreed to establish and implement operational policies and to provide general management and direction of the day-to-day operations of ACC, subject to reporting duties to the Chief Executive Officer of ACC and its Board.

As its compensation for management services under the MSA, the Buyer shall be entitled to a fee equal to ACC’s net income during the period the MSA is in effect, plus 5% of such net income. Further, the Buyer has agreed to provide, from time to time, funds to ACC to fund its continued operations. In the event that ACC’s net income is not sufficient to entitle the Buyer to a management fee under the MSA, then the Buyer shall not be entitled to any reimbursement from ACC for funds it may have advanced to ACC or its creditors and such advances instead shall be considered non-reimbursable expenses incurred by the Buyer in the performance of its duties under the MSA (other than the break-up fee described above). Further, any reimbursement by ACC to the Buyer for such funds paid over to ACC shall not exceed the amount of the net income. The term of the MSA is from May 19, 2005 to the earlier of: (i) the APA closing date, or (ii) the termination of the APA.

North Central Equity has agreed to fund the operations of the business, subject to the terms of the MSA, during the period of the MSA on the condition that the transaction is completed no later than September 30, 2005. Any funding, including amounts payable under the MSA, evidenced in the Note, would constitute additional purchase consideration at legal closing.

The foregoing is a summary description of the terms of the MSA and by its nature is incomplete. It is qualified in its entirety by the text of the MSA, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K. All readers of this Current Report are encouraged to read the entire text of the MSA attached hereto.

Press Release

On May 20, 2005, the Company issued a press release announcing the foregoing events. A copy of this press release is attached as Exhibit 99.1 hereto. The reader is advised to read this press release in its entirety.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of May 19, 2005
10.2	Management Services Agreement, dated as of May 19, 2005
10.3	Letter from Counsel Corporation dated as of May 16, 2005
10.4	Security Agreement, dated as of May 19, 2005
10.5	Secured Promissory Note, dated as of May 19, 2005
10.6	Irrevocable Proxy, dated as of May 19, 2005
10.7	Guaranty, dated as of May 19, 2005

99.1	Press Release dated May 20, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Acceris Communications, Inc.
Date: May 25, 2005	By:	/s/ Gary M. Clifford
		Name:	Gary M. Clifford
		Title:	Chief Financial Officer and Vice President of Finance